Exhibit 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Synthesis Energy Systems, Inc., a Delaware company, and that this Agreement may be included as an Exhibit to such joint filing.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 15th day of December, 2008.
Date: December 15, 2008

KHALIJ FIDUCIAIRE SA
By:	/s/ Andrew Evans
	Name:	Andrew Evans
	Title:	President

COLLISON LIMITED
By:	/s/ Andrew Evans
	Name:	Andrew Evans
	Title:	Attorney-in-fact for Collison Limited

KARINGA LIMITED
By:	/s/ Andrew Evans
	Name:	Andrew Evans
	Title:	Attorney-in-fact for Karinga Limited

ANDREW EVANS
By:	/s/ Andrew Evans
	Name:	Andrew Evans
	Title:	Individual

VICTORIA LORAINE
By:	/s/ Victoria Loraine
	Name:	Victoria Loraine
	Title:	Individual